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                                                                      EXHIBIT 23
                                                                      ----------
                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of the Limited, Inc. on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-14049,
33-22844, 33-44041, 33-49871, 333-04927, 333-04941 and the registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-42832 and 33-53366 and on Form S-4, Registration No. 333-46423 of our report dated February 20, 1998, on our audits of the consolidated financial statements of the Limited, Inc. and Subsidiaries as of January 31, 1998, and February 1, 1997, and for the fiscal years ended January 31, 1998, February 1, 1997, and February 3, 1996, and the financial statement schedule of the Limited, Inc. and Subsidiaries for the fiscal year in the period ended February 3, 1996, which report is included in this Annual Report on Form 10-K.




                                               /s/ COOPERS & LYBRAND L.L.P.

                                                   COOPERS & LYBRAND L.L.P.


Columbus, Ohio
April 28, 1998